EXHIBIT 10.5

REPRO MED SYSTEMS, INC.

2015 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AWARD

This NONQUALIFIED STOCK OPTION AWARD (this “Agreement”), dated as of _____________, ______ (the “Date of Grant”), is delivered by Repro Med Systems, Inc., a New York corporation (the “Company”), to ________________ (the “Grantee”).

The Company’s 2015 Stock Option Plan (the “Plan”) provides for the grant of nonqualified stock options to purchase shares of common stock, par value $0.01 per share, of the Company (“Company Stock”).  The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a nonqualified stock option grant to encourage the Grantee to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and aligning the economic interests of the Grantee with those of the stockholders.  A copy of the Plan is attached to this Agreement.  All capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.         Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase _______ shares of Company Stock (“Shares”) at an exercise price of $____ per Share (the “Strike Price”).

2.         Exercisability of Option.  The Option shall become exercisable on the following dates (each, a “Vesting Date”):_____________________________________, provided the Grantee is still employed by the Company on the respective Vesting Date.

3.         Option Term.

(a)       The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)       If the Grantee’s employment with or service as a director of the Company (collectively, “Service”) terminates without cause (as determined by the Committee in its sole discretion) and for any reason other than death or disability, the then vested portion of the Option shall continue to be exercisable until the earlier of the 90th day after the date of the Grantee’s termination or the date the Option expires by its terms.  The portion of the Option not vested as of the date of such termination of Service shall expire as of such date and shall not be exercisable.

(c)       If the Grantee’s Service to the Company is terminated by the Company for cause (as determined by the Committee in its sole discretion), the Option shall expire on the date of such termination, and no portion shall be exercisable after the date of such termination.

(d)       In the event of the Grantee’s termination of Service due to death or disability during Service to the Company, the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) 12 months after the date of such termination.

(e)       In the event of the Grantee’s death occurs after Service termination but during the 90 day period following such termination , the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) the first anniversary of the Grantee’s death.

4.         Exercise Procedures.

(a)       Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and tendering payment for such Shares.  The Grantee shall pay an amount equal to the Strike Price multiplied by the number of Shares as to which the Option is to be exercised (the “Exercise Price”) (i) by certified or official bank check (or the equivalent thereof acceptable to the Company); or (ii) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a fair market value (as defined in the Plan and determined as of the exercise date) equal to all or part of the Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the Exercise Price; or (iii) by “net exercise”, as a result of which the Grantee will receive (X) the number of Shares as to which the Option is to be exercised less (Y) such number of shares of Common Stock as is equal to (I) the aggregate Exercise Price for the portion of the Option being exercised divided by (II) the fair market value (as defined in the Plan) on the date of exercise.

(b)       The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person having the right to exercise the Option) represent that the Grantee (or such other person) is purchasing Shares for his/her own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(c)       All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld from delivery having a value equal to the amount of the tax withheld.  The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

5.         Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.         Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the discretionary authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.         Restrictions on Sale or Transfer of Shares.

(a)       The Grantee agrees that he or she shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Shares underlying the Option unless the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(b)       As a condition to receive any Shares upon the exercise of the Option, the Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of such Shares, and understands that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the Shares.

8.         No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s service at any time.  The right of the Company to terminate at will the Grantee’s service at any time for any reason is specifically reserved.

9.         No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Option, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.       Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11.       Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

12.       Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

Repro Med Systems, Inc.

By:__________________________________

Name:

Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:______________________________

Name: